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                                                                    Exhibit 99.1
                                                                   PRESS RELEASE



FOR IMMEDIATE RELEASE


                 NEOWARE SECURES $12 MILLION IN EQUITY FINANCING

      Company to File Application to List Shares on NASDAQ National Market

         KING OF PRUSSIA, PA, May 24, 2002--Neoware Systems, Inc. (NASDAQ:
NWRE), the leading supplier of software, services, and solutions for the Appliance Computing market, announced today that it has completed a $12 million private placement of its common stock to institutional investors. Neoware sold
1.6 million shares of straight common stock at a price of $7.50 per share, which represents a discount of eight percent from the Company's average closing price over the preceding 15-day period. Proceeds from the offering will be used for general corporate purposes and to fund potential future acquisitions.

              As a result of the private placement, the Company's shareholders' equity now exceeds the minimum standard of $30,000,000 required for listing on the NASDAQ National Market and the Company intends to file an application for such listing immediately.

         "We are pleased to announce the closing of this private placement, which we believe we concluded on favorable terms due to the financial strength of our Company. This financing provides us with additional resources to continue executing our growth plans," stated Michael Kantrowitz, Neoware's President and CEO. "We are especially pleased with the quality of the institutional investors we were able to attract, as we believe they can provide valuable assistance to the Company as we move forward."

         "Neoware's strategy is to build the Company as the recognized leader in the Appliance Computing market, both through organic growth and carefully targeted acquisitions. We believe that we have the vision and technology, a unique software-powered business model, and strong partnerships with other industry leaders, and that we are executing very well. We look forward to continued growth and profitable performance by the Company in coming periods."

         "Neoware's customers will recognize this financing as confirmation of the financial strength of our Company, providing them continued confidence in our ability to accelerate our leadership position in the Appliance Computing market," Mr. Kantrowitz concluded.






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         Emerging Growth Equities, Ltd., a technology driven investment banking firm, and Commerce Capital Markets, Inc., a unit of Commerce Bancorp (NYSE:
CBH), acted as placement agents for the transaction. Neoware has agreed to file a registration statement covering the resale of the common stock issued in the transaction. The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities issued in the private placement. Any offering of Neoware securities under the resale registration statement will be made only by means of a prospectus.

About Neoware
         Neoware provides software, services, and solutions to enable Appliance Computing, an Internet-based computing architecture targeted at business customers that is designed to be simpler and easier than traditional PC-based computing. Neoware's software and management tools power and manage a new generation of smart computing appliances that utilize the benefits of open, industry-standard technologies to create new alternatives to personal computers used in business and a wide variety of proprietary business devices. Neoware's products are designed to run local applications for specific vertical markets, plus allow access across a network to multi-user Windows servers, Linux servers, mainframes, minicomputers, and the Internet. Computing appliances that run and are managed by Neoware's software offer the cost benefits of industry-standard hardware and software, easier installation, and have lower up-front and administrative costs than proprietary or PC-based alternatives. More information about Neoware can be found on the Web at www.neoware.com or via email at invest@neoware.com. Neoware is based in King of Prussia, PA.

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This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995, including statements regarding the resale registration of the securities issued in the private placement, future assistance from the new institutional investors, our position as the leading supplier of software, products, services and solutions for the Appliance Computing market, the continued growth of our business, revenues and profitability as a result of our business model and our acquisition strategy and partnerships, continued benefits of our business model to our stockholders, employees and customers due to our proven software-powered business model and our competitive advantage. These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any such forward-looking statement include Neoware's ability to have its resale registration statement declared effective, Neoware's ability to identify consummate and successfully integrate future acquisitions, pricing pressures, rapid technological changes in the industry, growth of the Appliance Computing market, increased competition, our ability to attract and retain qualified personnel, adverse changes in customer order patterns, adverse changes in general economic conditions in the U. S. and internationally, risks associated with foreign operations and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended June 30, 2001.



Neoware is a registered trademark of Neoware Systems, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.


CONTACT:

Vince Dolan, CFO
Neoware Systems, Inc.
610-277-8300
vince.dolan@neoware.com